EXHIBIT 99.1

On August 9, 2022, the management and the audit committee (the “Audit Committee”) of the Board of Directors of Veritone, Inc. (the “Company”), after consideration of the relevant facts and circumstances, determined that the Company’s previously issued financial statements as of and for the three months ended March 31, 2022 should no longer be relied upon due to an error related to the calculation of fair value of contingent consideration at the time of the acquisition of PandoLogic Ltd., which led to an understatement of goodwill, intangible assets, and contingent consideration at the time of the acquisition, and an overstatement of subsequent changes to the fair value of contingent consideration, and an understatement of subsequent intangible amortization expense.

The following tables present the effects of the aforementioned restatement to the specific line items presented in the Company’s previously reported unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022 (in thousands, except per share amounts):

Condensed Consolidated Balance Sheet (unaudited)

	As of March 31, 2022
	As Reported	Adjustment	As Restated
Intangible assets, net	$86,563	$5,304	$91,867
Goodwill	36,630	7,970	44,600
Total assets	469,004	13,274	482,278
Contingent consideration, non-current	35,416	265	35,681
Other non-current liabilities	16,440	776	17,216
Total liabilities	413,004	1,041	414,045
Accumulated deficit	(380,076)	12,233	(367,843)
Total stockholders' equity	56,000	12,233	68,233
Total liabilities and stockholders' equity	469,004	13,274	482,278

Condensed Consolidated Statement of Operations and Comprehensive Loss (unaudited)

	Three Months Ended
	March 31, 2022
	As Reported	Adjustment	As Restated
General and administrative	$28,917	$(6,596)	$22,321
Amortization	4,693	323	5,016
Total operating expenses	61,485	(6,273)	55,212
Loss from operations	(27,078)	6,273	(20,805)
Loss before provision for income taxes	(28,264)	6,273	(21,991)
Provision for income taxes	177	(39)	138
Net loss	(28,441)	6,312	(22,129)
Basic and diluted net loss per share	(0.80)	0.18	(0.62)
Total comprehensive loss	(28,251)	6,312	(21,939)

Condensed Consolidated Statement of Stockholders’ Equity (unaudited)

	Accumulated Deficit
	As Reported	Adjustment	As Restated
Balance as of December 31, 2021	$(350,958)	$5,921	$(345,037)
Net loss	(28,441)	6,312	(22,129)
Balance as of March 31, 2022	(380,076)	12,233	(367,843)
	Total Stockholders' Equity
Balance as of December 31, 2021	80,579	5,921	86,500
Net loss	(28,441)	6,312	(22,129)
Balance as of March 31, 2022	56,000	12,233	68,233

Condensed Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended
	March 31, 2022
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(28,441)	$6,312	$(22,129)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,891	321	5,212
Change in fair value of contingent consideration	11,641	(6,596)	5,045
Change in deferred taxes	(426)	(39)	(465)

There was no impact on cash flows from investing or financing activities.

The Company also evaluated the aggregate effects of the errors to its previously issued financial statements in accordance with SEC Staff Accounting Bulletins No. 99 and No. 108 and, based upon quantitative and qualitative factors, determined that the errors were not material to the previously issued financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021 or for any quarterly periods included therein.

The following tables reflect the impact of the revision to the specific line items presented in the Company’s previously reported consolidated financial statements as of and for the year-ended December 31, 2021 (in thousands, except per share amounts):

Consolidated Balance Sheet

	As of December 31, 2021
	As Reported	Adjustment	As Adjusted
Intangible assets, net	$88,247	$5,625	$93,872
Goodwill	34,058	7,970	$42,028
Total assets	504,752	13,595	518,347
Contingent consideration, current	19,988	65	20,053
Total current liabilities	191,276	65	191,341
Contingent consideration, non-current	24,737	6,796	31,533
Other non-current liabilities	13,078	813	13,891
Total liabilities	424,173	7,674	431,847
Accumulated deficit	(350,958)	5,921	(345,037)
Total stockholders' equity	80,579	5,921	86,500
Total liabilities and stockholders' equity	504,752	13,595	518,347

Consolidated Statement of Operations and Comprehensive Loss

	Year Ended
	December 31, 2021
	As Reported	Adjustment	As Adjusted
General and administrative	$97,918	$(6,251)	$91,667
Amortization	8,497	375	8,872
Total operating expenses	182,554	(5,876)	176,678
Loss from operations	(67,249)	5,876	(61,373)
Loss before provision for income taxes	(67,849)	5,876	(61,973)
Provision for income taxes	2,744	(45)	2,699
Net loss	(70,593)	5,921	(64,672)
Basic and diluted net loss per share	(2.12)	0.18	(1.94)
Total comprehensive loss	(70,763)	5,921	(64,842)

Consolidated Statement of Stockholders’ Equity

	Accumulated Deficit
	As Reported	Adjustment	As Adjusted
Net loss	$(70,593)	$5,921	$(64,672)
Balance as of December 31, 2021	(350,958)	5,921	(345,037)
	Total Stockholders' Equity
Net loss	(70,593)	5,921	(64,672)
Balance as of December 31, 2022	80,579	5,921	86,500

Consolidated Statement of Cash Flows (unaudited)

	Year Ended
	December 31, 2021
	As Reported	Adjustment	As Adjusted
Cash flows from operating activities:
Net loss	$(70,593)	$5,921	$(64,672)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,035	375	9,410
Change in fair value of contingent consideration	18,325	(6,251)	12,074
Change in deferred taxes	—	(45)	(45)

There was no impact on cash flows from investing or financing activities.